REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of Trustees of
Northern Lights Fund Trust III
and the Shareholders of Cane
Alternative Strategies Fund


In planning and performing our audit
of the consolidated financial
statements of the Cane Alternative
Strategies (the "Fund"), a series of
shares of beneficial interest in the
Northern Lights Fund Trust III, as of
June 30, 2016 and for the year then
ended, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States) ("PCAOB"), we considered
the Fund's internal control over
financial reporting, including controls
over safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not
for the purpose of expressing an
opinion on the effectiveness of the
Fund's internal control over financial
reporting.  Accordingly, we express no
such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A company's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with
accounting principles generally
accepted in the United States of
America ("GAAP").  A company's
internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely
basis.  A material weakness is a
deficiency, or combination of
deficiencies, in internal control over
financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness, as defined above, as of June 30, 2016.

This report is intended solely for the
information and use of management,
the shareholders of the Cane
Alternative Strategies Fund, the Board
of Trustees of Northern Lights Fund
Trust III and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.






	BBD,
LLP


Philadelphia, Pennsylvania
August 26, 2016